UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 29, 2005

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices) 1689 Nonconnah Blvd, Suite 111 Memphis, TN	(Zip Code) 38132

         Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Agreement.
Item 8.01 Other Events
SIGNATURE

Item 1.01. Entry Into Material Agreement.
On November 29, 2005, the Compensation Committee of Pinnacle Airlines Corp. (the “Company”) voted to accelerate the vesting of unvested stock options awarded more than two years ago to officers and directors under its stock option plans that had exercise prices greater than the current price of the stock, $6.68. The unvested options to purchase approximately 352,000 additional shares became exercisable as a result of the vesting acceleration. These options typically vest equally over a four year period. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged.
The purpose of the accelerated vesting is to permit the Company to not recognize in its income statement compensation expense associated with out-of-the money options in future periods, upon adoption of FASB Statement No. 123R Share-Based Payment in January 2006.
Item 8.01 Other Events
On November 29, 2005, Northwest Airlines, Inc. (“Northwest”) rejected the aircraft leases on 15 CRJ aircraft that Northwest subleased to Pinnacle Airlines Corp. (“Pinnacle”). Pinnacle had previously removed the 15 CRJ aircraft from operation in early November.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

December 6, 2005